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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------



AMGT Corporation
(Delaware corporation)

Amtech B.V.
(Netherlands corporation)

Amtech Europe Limited
(United Kingdom corporation)

Amtech IVHS, Inc.
(Delaware corporation)

Amtech SARL
(French corporation)

Amtech Systems Corporation
(Delaware corporation)

Amtech Systems (Hong Kong) Limited
(Hong Kong corporation)

Amtech World Corporation
(Delaware corporation)

Cardkey Systems Pacific Pty. Limited
(Australian corporation)

Cardkey Sicherheitssysteme GmbH
(German corporation)

Cardkey Systems, Inc.
(Delaware corporation)

Cardkey Systems Limited
(United Kingdom corporation)

Cotag International Inc.
(Delaware corporation)

Cotag International Limited
(United Kingdom corporation)

WaveLink Technologies, Inc.
(Canadian corporation)

WaveLink Technologies, Inc.
(Delaware corporation)